 Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis ▼ Minnesota 55402 Phone +1 612 766 7000 Fax +1 612 766 1600
February 13, 2025
Mineralys Therapeutics, Inc.
150 N. Radnor Chester Road, Suite F200
Radnor, Pennsylvania 19087
Re: Mineralys Therapeutics, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Mineralys Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of (i) up to 1,992,876 additional shares (the “2023 Plan Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s 2023 Incentive Award Plan (the “2023 Plan”), (ii) up to 498,219 additional shares of Common Stock (the “ESPP Shares”) pursuant to the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”) and (iii) up to 1,000,000 additional shares of Common Stock (the "Inducement Shares," and together with the 2023 Plan Shares and the ESPP Shares, the “Shares”) pursuant to the Company 2025 Employment Inducement Incentive Award Plan (the "Inducement Plan," and together with the 2023 Plan and the ESPP, the “Plans”).
For purposes of this opinion letter, we have examined the Plans, the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, the Company’s Amended and Restated Bylaws, as currently in effect, and the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares. We also have examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, officers and representatives of the Company (including the Certificate) and others, without any independent verification thereof.
In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.
Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the 2023 Plan Shares to be issued in accordance with the 2023 Plan, the ESPP Shares to be issued in accordance with the ESPP and the Inducement Shares to be issued in accordance with the Inducement Plan and that, when (a) the 2023 Plan Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the 2023 Plan and any applicable award agreement, and, where applicable, the consideration for the 2023 Plan Shares specified in the 2023 Plan and any applicable award agreement has been received by the Company, the 2023 Plan Shares will be validly issued, fully paid and nonassessable; (b) the ESPP Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the ESPP, and the consideration for the ESPP Shares specified in the ESPP has been received by the Company, the ESPP Shares will be validly issued, fully paid and nonassessable; and (c) the Inducement Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Inducement Plan and any applicable award agreement, and, where applicable, the consideration for the Inducement Shares specified in the Inducement Plan and any applicable award agreement has been received by the Company, the Inducement Shares will be validly issued, fully paid and nonassessable.
We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the General Corporation Law of the State of Delaware.
This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP